Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our Certificate of Incorporation and By-Laws are summaries and are qualified by reference to our Certificate of Incorporation and By-Laws, copies of which have been previously filed by us with the Securities and Exchange Commission. For a complete description of our capital stock, you should refer to our Certificate of Incorporation, our By-Laws and applicable provisions of Delaware law.

Our authorized capital stock consists of 425,000,000 shares, all with a par value of $0.01 per share, of which:

•	100,000,000 are designated as Class A common stock (“Class A Common Stock”);

•	75,000,000 are designated as Class B common stock (“Class B Common Stock”); and

•	250,000,000 are designated as preferred stock.

Shares

Following our conversion on May 9, 2019 from a Delaware limited liability company named Och-Ziff Capital Management Group LLC to a Delaware corporation named Och-Ziff Capital Management Group Inc. (the “Conversion”), we had outstanding as of the effective time of the Conversion (the “Effective Time”):

•	20,589,937 shares of Class A Common Stock;

•	29,208,952 shares of Class B Common Stock; and

•	zero shares of preferred stock.

Class A Common Stock

At the Effective Time, each Class A share, representing Class A limited liability company interests of Och-Ziff Capital Management Group LLC, outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A Common Stock. Our Certificate of Incorporation and By-Laws provide our holders of Class A Common Stock with substantially the same rights and obligations that members had in Och-Ziff Capital Management Group LLC’s Second Amended and Restated Limited Liability Company Agreement, as amended. No holder of Class A Common Stock will be entitled to preemptive, redemption or conversion rights.

Voting Rights.    The holders of Class A Common Stock will be entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class. The holders of Class B Common Stock are entitled to certain approval and board representation rights and have granted a proxy pursuant to the Class B Shareholders Agreement, dated as of November 13, 2007 (the “Class B Shareholders Agreement”), by and among the company and certain holders of Class B Common Stock, as amended from time to time in accordance with the terms thereof, and have granted a proxy pursuant to the Amended and Restated Agreements of Limited Partnership, dated as of February 7, 2019 (the “LPAs”), of the entities directly controlled by Och-Ziff Holding Corporation (the “Och-Ziff Operating Group”), as amended from time to time in accordance with the terms thereof, in each case, subject to the terms of the Governance Agreement, dated as of February 7, 2019 (the “Governance Agreement”), among Och-Ziff Capital Management Group LLC, Och-Ziff Holding Corporation, Och-Ziff Holding LLC, OZ Management LP, OZ Advisors LP, OZ Advisors II LP and Daniel S. Och. See the Form 8-K filed by Och-Ziff Capital Management Group LLC on February 11, 2019 for additional information about the Class B Shareholders Agreement, the Governance Agreement and the LPAs and the disclosure under the heading “Class B Shareholders Agreement” in the Form 10-K filed by Och-Ziff Capital Management Group LLC on March 15, 2019 for additional information about the Class B Shareholders Agreement.

Distribution Rights.    Holders of Class A Common Stock will share ratably (based on the number of shares of Class A Common Stock held) in any distribution declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of Class A Common Stock may be paid only as follows: (i) Class A Common Stock may be paid only to holders of Class A Common Stock; and (ii) shares shall be paid proportionally with respect to each outstanding shares of Class A Common Stock.

Liquidation Rights.    Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A Common Stock will be entitled to receive our remaining assets available for distribution in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Other Matters.    In the event of our merger or consolidation with or into another entity in connection with which our shares of Class A Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A Common Stock will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Class B Common Stock

At the Effective Time, each Class B share, representing Class B shares of Och-Ziff Capital Management Group LLC, outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class B Common Stock. Our Certificate of Incorporation and By-Laws provide our holders of Class B Common Stock with substantially the same rights and obligations that members had in Och-Ziff Capital Management Group LLC’s Second Amended and Restated Limited Liability Company Agreement, as amended. No holder of Class B Common Stock is entitled to preemptive, redemption or conversion rights.

Voting Rights.    The holders of our Class B Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class. The holders of Class B Common Stock are entitled to certain approval and board representation rights and have granted a proxy pursuant to the Class B Shareholders Agreement and have granted a proxy pursuant to the LPAs, in each case, subject to the terms of the Governance Agreement. See the Form 8-K filed by Och-Ziff Capital Management Group LLC on February 11, 2019 for additional information about the Class B Shareholders Agreement, the Governance Agreement and the LPAs and the disclosure under the heading “Class B Shareholders Agreement” in the Form 10-K filed by Och-Ziff Capital Management Group LLC on March 15, 2019 for additional information about the Class B Shareholders Agreement.

Distribution Rights.    Holders of our Class B Common Stock do not have any right to receive distributions with respect to such Class B Common Stock other than distributions consisting of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock.

Liquidation Rights.    Upon our liquidation, dissolution or winding up, no holder of Class B Common Stock will have any right to receive distributions with respect to such Class B Common Stock.

Preferred Shares

Our Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by shareholders of Class A Common Stock. Our Board of Directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

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the amount of preferred shares of the series, which our Board of Directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class (other than Class B Common Stock) or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A Common Stock might believe to be in their best interests or in which holders of Class A Common Stock might receive a premium for their Class A Common Stock over the market price of the Class A Common Stock.

Listing

Our shares of Class A Common Stock are listed on the New York Stock Exchange under the symbol “OZM”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and our Class B Common Stock is American Stock Transfer & Trust Company LLC.

Och-Ziff Capital Management Group Inc. Certificate of Incorporation and By-Laws

Organization and Duration

Och-Ziff Capital Management Group LLC was formed on June 6, 2007. On May 9, 2019, we converted from a Delaware limited liability company named Och-Ziff Capital Management Group LLC to a Delaware corporation named Och-Ziff Capital Management Group Inc. The company will remain in existence until dissolved in accordance with the DGCL.

Purpose

Under our organizational documents, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Relationship with Och-Ziff Operating Group Entities

Under our organizational documents, at all times prior to the date on which no shares of Class B Common Stock remain outstanding (the “Consent Termination Date”), we must receive the consent of the Class B Shareholders Committee established pursuant to the Class B Shareholders Agreement (the “Class B Shareholder Committee”) (prior to the Transition Date (as defined in the Governance Agreement)) acting pursuant to and in accordance with its authority under the Class B Shareholders Agreement or the Board of Directors (on or after the Transition Date) (the “Class B Consent”), before we or our subsidiaries, as applicable, engage in the following actions:

(i)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) directly or indirectly entering into or conducting any business or holding any assets other than (a) business conducted and assets held by the Och-Ziff Operating Group and its subsidiaries, (b) ownership, acquisition and disposition of equity interests in our subsidiaries, (c) the management of the business of the Och-Ziff Operating Group, (d) making loans and incurring indebtedness that is otherwise not prohibited under our organizational documents, (e) the offering, sale, syndication, private placement or public offering of securities or other interests in compliance with our organizational documents, (f) any financing or refinancing related to the Och-Ziff Operating Group and its subsidiaries, (g) any activity or transaction contemplated by the shareholders’ agreement or the Exchange Agreement, and (h) any activities incidental to the foregoing;

(ii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) incurring or guaranteeing any indebtedness other than that incurred in connection with an exchange under the Exchange Agreement and indebtedness to the company or any of its subsidiaries;

(iii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) owning any assets other than permitted equity interests, permitted indebtedness, and such cash and cash equivalents as the Board of Directors deems reasonably necessary for us and our subsidiaries to carry out our respective responsibilities contemplated under our organizational documents;

(iv)	we or any of our subsidiaries disposing of any interest in Och-Ziff Holding Corporation or the Och-Ziff Operating Group, or owning any interest in any person other than the Och-Ziff Operating Group entities or a wholly owned subsidiary that directly or indirectly owns an interest in the Och-Ziff Operating Group entities;

(v)	our issuing equity securities unless the proceeds of the issuance are contributed to the Och-Ziff Operating Group entities in exchange for equity securities of the Och-Ziff Operating Group entities with preferences, rights, terms and provisions that are substantially the same as those of such company equity securities and equal in number to the number of company equity securities issued;

(vi)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) contributing cash or other assets to the Och-Ziff Operating Group entities other than proceeds from the issuance of equity securities;

(vii)	our effecting or permitting any share split, subdivision, reverse share split, combination, pro rata distribution or any other recapitalization or reclassification of the Class A Common Stock or Class B Common Stock or any Och-Ziff Operating Group entity units, unless similar transactions are effected concurrently such that (a) the ratio of outstanding Class A Common Stock to outstanding Och-Ziff Operating Group B Units owned by the intermediate holding company is maintained and (b) all Och-Ziff Operating Group entities have the same number of units outstanding;

(viii)	we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) making any capital contribution to any Och-Ziff Operating Group entity unless a capital contribution is concurrently made to all of the Och-Ziff Operating Group entities and the values of the capital contributions to all Och-Ziff Operating Group entities are proportional to their relative equity values at the time;

(ix)	our permitting any Och-Ziff Operating Group entity to issue any equity securities to the company or any of its subsidiaries unless each other Och-Ziff Operating Group entity concurrently issues equity securities that are equal in number to and have substantially the same provisions as the equity securities issued by such Och-Ziff Operating Group entity;

(x)	our causing the Och-Ziff Operating Group entity to establish record dates for distribution payments unless they coincide with the record dates for distribution payments paid by the company;

(xi)	we or any of our subsidiaries preventing any Och-Ziff Operating Group A Units from being converted into an equal number of Och-Ziff Operating Group B Units by the Och-Ziff Operating Group entities if, as a result of an exchange pursuant to the exchange agreement, we or our subsidiaries acquire any Och-Ziff Operating Group A Units issued by the Och-Ziff Operating Group, unless otherwise determined or cancelled; and

(xii)	our permitting the repurchase or redemption of any equity securities from us or any of our subsidiaries (excluding the Och-Ziff Operating Group and its subsidiaries) except pursuant to our organizational documents.

See the Form 8-K filed by Och-Ziff Capital Management Group LLC on February 11, 2019 for additional information about the Governance Agreement, Class B Shareholders Agreement and Class B Shareholder Committee and the disclosure under the heading “Class B Shareholders Agreement” in the Form 10-K filed by Och-Ziff Capital Management Group LLC on March 15, 2019 for additional information about the Class B Shareholders Agreement and Class B Shareholder Committee.

Duties of Officers and Directors; Limitations on Liability and Indemnification

Section 145 of the DGCL provides that a corporation may indemnify its directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of the company (other than an action by or in the right of the company—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Under our Certificate of Incorporation and By-Laws, in most circumstances the company will indemnify the following persons (the “Indemnified Persons”), to the fullest extent authorized or permitted by applicable law, if such indemnified persons acted in a manner not constituting fraud, gross negligence or willful misconduct: (a) any person who is or was a director, officer or tax matters partner of the company or its predecessor, (b) any person who is or was serving at the request of the company or its predecessor as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another person (including any subsidiary); provided, that a person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any person the Board of Directors designates as an “Indemnified Person” for purposes of the Certificate of Incorporation or the By-Laws. In addition to rights to indemnification, the company’s Certificate of Incorporation also contains a provision eliminating personal liability of directors of the company for monetary damages for breach of fiduciary duties, except for personal liability for fraud, gross negligence or willful misconduct and except that personal liability may not be eliminated for:

•	any breach of the director’s duty of loyalty to the company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The company has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons are not entitled to indemnification. The company has also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of the company’s assets. The company may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with its activities, regardless of whether the company would have the power to indemnify the person against liabilities under the company’s Certificate of Incorporation and By-Laws.

Business Opportunity Waiver

The company renounces, to the fullest extent permitted by Section 122 (17) of the DGCL, any interest or expectancy of the company in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of our directors who is not an employee of the company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the company. To the fullest extent permitted by law, the company waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors have no obligation under our organizational documents or as a result of any duty expressed or implied by law to present Business Opportunities to the company that may become available to affiliates of such director. None of the company, any of the company’s subsidiaries, any stockholder or any other person has any rights by virtue of a director’s duties as a director or the organizational documents of the company or any of the company’s subsidiaries in any business ventures of any director.

Election and Removal of Members of Our Board of Directors

Our organizational documents provide that our Board of Directors will initially consist of seven directors at the time of the Conversion. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II, and Class III directors will expire in 2020, 2021 and 2019, respectively. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding shares of Class A Common Stock and Class B Common Stock then entitled to vote at an election of directors. Any vacancy on the Board of Directors, including any vacancy caused by any such removal, will be filled by a vote of the majority of directors then in office, subject to the terms of our Class B Shareholders Agreement pursuant to which our holders of Class B Common Stock have certain rights to designate nominees for election to our Board of Directors and fill vacancies of such designees (subject to the proxy granted pursuant to the Class B Shareholders Agreement and the LPAs, in each case, subject to the terms of the Governance Agreement) and subject to the Governance Agreement pursuant to which Daniel S. Och has certain rights to designate a nominee for election to our Board of Directors and fill vacancies of such designee. See the Form 8-K filed by Och-Ziff Capital Management Group LLC on February 11, 2019 for additional information about the Governance Agreement, LPAs and Class B Shareholders Agreement and the disclosure under the heading “Class B Shareholders Agreement” in the Form 10-K filed by Och-Ziff Capital Management Group LLC on March 15, 2019 for additional information about the Class B Shareholders Agreement..

Expansion of Board of Directors

Our organizational documents provide that after the consummation of the Conversion we may not expand the size of our Board of Directors without Class B Consent.

Investments by Our Intermediate Holding Company

Our organizational documents provide that we may not allow Och-Ziff Holding Corporation or any future intermediate holding company to make any investment, directly or indirectly, without Class B Consent when holders of Class B Common Stock would be required to contribute funds in order for such shareholders to maintain their respective ownership percentages in such entity.

Amendment of Our Organizational Documents

Amendments to our organizational documents may be proposed only by or with the consent of our Board of Directors. To adopt a proposed amendment, our Board of Directors is generally required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total combined voting power of our outstanding shares of Class A Common Stock and Class B Common Stock and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments.    No amendment may be made that would:

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adversely affect the rights or preferences of any shares in a manner that is disproportionate to all other outstanding shares of the same class or series, without the consent of each shareholder holding any such disproportionately affected shares; or

•	change the term of existence of our company.

The provision of our organizational documents preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total combined voting power of our outstanding Class A Common Stock and Class B Common Stock, voting together as a single class.

No Shareholder Approval.    Our Board of Directors may generally make amendments to our By-Laws, but not our Certificate of Incorporation (except as permitted by applicable law), without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	a merger, conversion or conveyance approved in accordance with the DGCL and our organizational documents;

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a change that our Board of Directors determines in its sole discretion to be necessary or appropriate to address changes, proposed changes or differing interpretations with respect to any of the Internal Revenue Code of 1986, as amended and in effect from time to time, Treasury Regulations promulgated thereunder, administrative rulings or pronouncements of the Internal Revenue Service and judicial decisions;

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an amendment that our Board of Directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our Board of Directors, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•	an amendment or issuance that our Board of Directors determines to be necessary or appropriate for the authorization or issuance of additional securities;

•	any amendment expressly permitted in our organizational documents to be made by our Board of Directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our organizational documents;

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any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our organizational documents;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our Board of Directors may make amendments to our By-Laws, but not our Certificate of Incorporation, without the approval of any shareholder or assignee if our Board of Directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our Board of Directors deems to be in the best interests of us and our shareholders;

•	are required to effect the intent of the provisions of our organizational documents or are otherwise contemplated by our organizational documents; or

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are required to comply with the Class B Shareholders Agreement, the Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009, by and among Och-Ziff Capital Management Group LLC, Och-Ziff Holding Corporation, Och-Ziff Holding LLC and the Och-Ziff Operating Group, as amended, any exchange agreement that the company is party to or any registration rights agreement that the company is party to, in each case, as such agreements may be amended from time to time.

Merger, Sale or Other Disposition of Assets

Pursuant to the provisions of the DGCL, our Board of Directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our outstanding shares of Class A Common Stock and Class B Common Stock, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our Board of Directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. Our fiscal year end is December 31, unless otherwise determined by the Board of Directors.

Anti-Takeover Effects, Our Organizational Documents

The following is a summary of certain provisions of our organizational documents that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the interests held by shareholders.

Authorized but Unissued Shares

Our organizational documents authorize us to issue 100 million shares of Class A Common Stock, 75 million shares of Class B Common Stock and 250 million preferred shares for the consideration and on the terms and conditions established by our Board of Directors without the approval of any holders of our shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class A Common Stock remain listed on the NYSE, require approval by shareholders of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. These additional shares of Class A Common Stock or equity securities may be utilized for a variety of purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Our ability to issue additional shares of Class A Common Stock and other equity securities could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a corporation incorporated under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Section 203 of the DGCL restricts certain business combinations with interested stockholders in certain situations. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Organizational Documents

Certain provisions of our organizational documents may make a change in control of our company more difficult to effect. Our organizational documents provide for a staggered Board of Directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. The terms of the first, second and third classes will expire in 2020, 2021 and 2019, respectively. We believe that classification of our Board of Directors will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors. Additionally, there is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of Class A Common Stock and Class B Common Stock can elect all of the directors then standing for election currently, and the holders of the Class A Common Stock will not be able to elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, generally will be required to effect a change in a majority of our Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our shareholders. In addition, our organizational documents provide that directors may be removed with or without cause by holders of a majority of the total voting power of our outstanding Class A Common Stock and Class B Common Stock then entitled to vote at an election of directors.

Our organizational documents also provide that our shareholders (with the exception of our partners if they collectively own shares representing at least 50% of the total combined voting power of all of our Class A Common Stock and Class B Common Stock) are specifically denied the ability to call a special meeting of the shareholders. Advance notice must be provided by our shareholders to nominate persons for election to our Board of Directors as well as to propose actions to be taken at an annual meeting.

Shareholders’ Agreement

We are party to the Class B Shareholders Agreement with certain holders of Class B Common Stock regarding voting, transfer and registration rights, among other things. See the Form 8-K filed by Och-Ziff Capital Management Group LLC on February 11, 2019 and the disclosure under the heading “Class B Shareholders Agreement” in the Form 10-K filed by Och-Ziff Capital Management Group LLC on March 15, 2019 for additional information about the Class B Shareholders Agreement and Class B Shareholder Committee.